UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2021

Basic Energy Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 2100	76102
Forth Worth, TX	(Zip Code)
(Address of principal executive offices)

(817) 334-4100
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share*	BASX*	The OTCQX Best Market*

* Until December 2, 2019, Basic Energy Services, Inc.’s common stock traded on the New York Stock Exchange under the symbol “BAS”. On December 3, 2019, Basic Energy Service, Inc.’s common stock began trading on the OTCQX® Best Market tier of the OTC Markets Group Inc. Deregistration under Section 12(b) of the Act became effective on March 16, 2020.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

New Term Loan Facility

On May 3, 2021, Basic Energy Services, Inc. (the “Company”) entered into that certain Super Priority Credit Agreement (the “Super Priority Credit Agreement”), among the Company, the lenders party thereto (the “Term Loan Lenders”) and Cantor Fitzgerald Securities, as administrative agent and collateral agent. The Super Priority Credit Agreement provides for a super priority loan facility consisting of term loans in a principal amount of $10,000,000 (the “New Term Loan Facility”). The proceeds of the New Term Loan Facility will be used for working capital and other general corporate purposes and the payment of fees and expenses in connection with the New Term Loan Facility and the other agreements entered into in connection with the New Term Loan Facility.

The New Term Loan Facility matures on May 15, 2021; provided that such date may be extended for up to thirty days with the prior written consent of Term Loan Lenders (other than Defaulting Lenders and Affiliated Lenders (each as defined in the Super Priority Credit Agreement)) holding term loans representing more than 66 2/3% of the aggregate outstanding amount of the term loans of all the Term Loan Lenders at such time (excluding the term loans of Defaulting Lenders and Affiliated Lenders).

The New Term Loan Facility is guaranteed by the Company and each of the current guarantors of the Company’s existing 10.75% Senior Secured Notes due 2023 (the “Existing Senior Notes”). The Company and the guarantors granted liens on their assets, other than accounts receivable, inventory and certain related assets, which liens rank senior to the liens securing the Existing Senior Notes and the Senior Secured Promissory Note (as defined below) pursuant to the terms of an intercreditor agreement between the Agent (as defined below), the collateral agent with respect to the Existing Senior Notes and Ascribe (as defined below).

At the Company’s election, loans outstanding under the New Term Loan Facility may be borrowed as either Base Rate Loans or LIBOR Loans (each as defined in the Super Priority Credit Agreement). Loans outstanding under the New Term Loan Facility accrue interest at (i) the Base Rate plus 10.00% per annum or (ii) LIBOR plus 11.00% per annum.

The Company may prepay loans under the Super Priority Credit Agreement at any time, subject to the prior written consent of certain Term Loan Lenders; provided that the Company may voluntarily prepay loans in whole upon prior written notice to the Administrative Agent so long as the Company simultaneously prepays in full the aggregate outstanding principal amount of the Existing Senior Notes and the Senior Secured Promissory Note, plus accrued and unpaid interest thereunder and all other obligations that are due and payable thereunder.

The Super Priority Credit Agreement contains negative and affirmative covenants (including budget and variance testing), events of default and repayment and prepayment provisions customarily applicable to super priority facilities of this kind. The Super Priority Credit Agreement contains various restrictive covenants that may limit the Company’s ability to:

•	incur additional indebtedness;

•	incur liens;

•	make investments;

•	enter into mergers and similar transactions;

•	make or declare dividends;

•	sell assets;

•	engage in any material line of business changes;

•	amend, modify, or change the Ascribe Notes (as defined below), the indenture with respect to the Existing Senior Notes and certain other agreements, subject to certain exceptions); and

•	engage in certain other transactions.

These limitations are subject to a number of important qualifications and exceptions.

The New Term Loan Facility also contains customary events of default, including among others, nonpayment of principal or interest, material inaccuracy of representations and failure to comply with covenants. If a bankruptcy event of default occurs, the entire outstanding balance under the New Term Loan Facility will become immediately due and payable. If any other event of default occurs and is continuing under the New Term Loan Facility, the administrative agent, in its own discretion or at the direction of a majority of the Term Loan Lenders, will be able to declare the entire outstanding balance under the New Term Loan Facility to become immediately due and payable.

The foregoing description of the Super Priority Credit Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the complete text of the Super Priority Credit Agreement, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

ABL Forbearance Agreement

As previously disclosed, on April 14, 2020, the Company and certain of the Company’s subsidiaries entered into a forbearance agreement (the “Forbearance Agreement”) with Bank of America, N.A., as administrative agent (the “Agent”) and certain lenders holding greater than a majority of the commitments (collectively, the “Credit Agreement Forbearing Parties”) under that certain Credit Agreement dated October 2, 2018 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”) among the Company, the lenders party thereto, and the Agent.

Pursuant to the Forbearance Agreement, subject to certain terms and conditions set forth therein, the Credit Agreement Forbearing Parties agreed to temporarily forbear from exercising any rights or remedies they may have in respect of the event of default described below and certain additional events of default described therein. The Forbearance Agreement was scheduled to terminate at 5:00 p.m. Central Daylight Savings Time on April 28, 2021 (the “Original Termination Date”), unless extended or certain specified circumstances cause an earlier termination.

On April 28, 2021, the Company and certain of the Company’s subsidiaries entered into that certain Limited Consent and First Amendment to Forbearance Agreement (the “Forbearance Amendment”) with the Agent and the Credit Agreement Forbearance Parties. Pursuant to the Forbearance Amendment, subject to certain terms and conditions set forth therein, the Credit Agreement Forbearing Parties agreed to (among other things) (i) extend the Original Termination Date to May 15, 2021 (subject to earlier termination events, including if certain asset sales are not completed) and (ii) consent to incurrence of the Term Loan Facility and the first priority liens on the collateral described therein.

The above description of the terms of the Forbearance Amendment does not purport to be complete and is qualified in its entirety by the full text of the Forbearance Amendment, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Ascribe Notes Forbearance Agreement

As previously disclosed, the Company has entered into (i) that certain Senior Secured Promissory Note dated as of March 9, 2020 with Ascribe III Investments LLC (“Ascribe”) as payee (the “Senior Secured Promissory Note”) and (ii) that certain Second Lien Promissory Note dated October 15, 2020 with Ascribe (the “Second Lien Promissory Note”, together with the Senior Secured Promissory Note, the “Ascribe Notes”). On May 3, 2021, the Company and Ascribe have entered into a consent letter (the “Ascribe Consent Letter”) pursuant to which Ascribe agreed to (i) forbear from exercising any rights or remedies they may have in respect of the Company’s failure to pay interest on the Ascribe Notes from and after the closing date of the Term Loan Facility and (ii) consent to incurrence of the Term Loan Facility and the first priority liens on the collateral described therein.

The above description of the terms of the Ascribe Consent Letter does not purport to be complete and is qualified in its entirety by the full text of the Ascribe Consent Letter, which is filed as Exhibit 10.3 hereto and is incorporated herein by reference.

Third Supplemental Indenture

On May 3, 2021, the Company entered into a Third Supplemental Indenture to the indenture, dated as of October 2, 2018 (as supplemented by the First Supplemental Indenture dated as of August 22, 2019 (the “First Supplemental Indenture”) and the Second Supplemental Indenture dated as of April 1, 2020, (the “Second Supplemental Indenture”), the “Indenture”), by and among the Company, the guarantors under the Indenture and the Trustee and Collateral Agent (the “Third Supplemental Indenture”). The Third Supplemental Indenture amends, among other things, certain definitions in the Indenture, the limitation of indebtedness covenant and the limitation on distributions covenant to facilitate entry into the Super Priority Credit Agreement and related documentation.

The foregoing description of the Third Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Supplemental Indenture, a copy of which is filed herewith as Exhibit 4.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above regarding the Super Priority Credit Agreement, the Forbearance Amendment, the Ascribe Consent Letter and the Third Supplemental Indenture is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Super Priority Credit Agreement, the board of directors of the Company (the “Board”) voted to increase the size of the Board by one seat and resolved that the newly created directorship shall be apportioned as a Class III director position, and appointed Alan Carr as a director of the Company to fill the vacancy created by the increase in the size of the Board, effective immediately. Mr. Carr was also appointed a member of the Board’s special committee of the Board, effective immediately.

Mr. Carr does not have any family relationships with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Carr and any other person pursuant to which he was appointed as a director of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
4.1	Third Supplemental Indenture, dated as of May 3, 2021 by and among Basic Energy Services, Inc., the guarantors party thereto and UMB Bank, N.A. as trustee and collateral agent.
10.1	Super Priority Credit Agreement, dated as of May 3, 2021, by and among Basic Energy Services, Inc., the lenders party thereto, and Cantor Fitzgerald Securities, as administrative agent and collateral agent.
10.2	Limited Consent and First Amendment to the Forbearance Agreement, dated as of April 28, 2021 by and among Basic Energy Services, certain of the Company’s subsidiaries, Bank of America, N.A. as administrative agent and the Credit Agreement Forbearing Parties.
10.3	Consent Letter, dated as of May 3, 2021, by and among Basic Energy Services, Inc. and Ascribe III Investments LLC.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASIC ENERGY SERVICES, INC.

	By:	/s/ Adam L. Hurley
Date: May 3, 2021		Adam L. Hurley (Executive Vice President, Chief Financial Officer, Treasurer and Secretary)